EXHIBIT 32.1

Certifications of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Chewy, Inc. (the “Company”) on Form 10-Q for the period ended May 1, 2022, as filed with the Securities and Exchange Commission (the “Periodic Report”), we, Sumit Singh, Chief Executive Officer of the Company, and Mario Marte, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.The Periodic Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 1, 2022

/s/ Sumit Singh
Sumit Singh
Chief Executive Officer
(Principal Executive Officer)

/s/ Mario Marte
Mario Marte
Chief Financial Officer
(Principal Financial Officer)